UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2005

Western Water Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18756	33-0085833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Washington Avenue, Point Richmond, California		94801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-234-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On a Current Report on Form 8-K filed by Western Water Company (WWTRRE) ("the Company") on May 24, 2005, the Company disclosed that it filed a voluntary petition in the United States Bankruptcy Court, Northern District of California, Oakland Division seeking reorganization relief under Chapter 11 of the Bankruptcy Code (Case Number 05-42839).

On October 19, 2005, pursuant to Bid Procedures previously approved by the Bankruptcy Court, the Company agreed, subject to Bankruptcy Court approval, to sell its Cherry Creek Project (the "CCP") to the Cherry Creek Project Water Authority ("the Authority") for $14 million in cash. The Authority is an intergovernmental agency composed of four members, each of which is a Colorado water agency with responsibility for providing water and wastewater service in the Cherry Creek basin within the metropolitan area south of Denver, Colorado.

Following a properly noticed hearing, and with the support of the Company’s Creditors’ Committee, the Bankruptcy Court approved the sale on October 24, 2005. The Company and the Authority expect to close the sale in November 2005.

Proceeds of the sale, net of transaction and administrative costs, are expected to be sufficient to pay all of the Company’s creditors in full. The Company expects to file a Disclosure Statement and Plan of Reorganization within 60 days.

As discussed in the Company’s earlier periodic filings with the Securities and Exchange Commission, the proceeds of the sale of the CCP and of the disposition of the Company’s remaining assets are expected to be insufficient to provide any financial recovery for the Company’s common shareholders.

Because of the Company’s on-going bankruptcy proceedings, the Company has been unable to complete an audit of its consolidated financial statements for the fiscal year ended March 31, 2005. As a result, the Company is not in compliance with its reporting obligations under the Securities Exchange Act of 1934. It is unlikely that the Company will emerge from bankruptcy as a public company.

This report contains statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, including statements about the anticipated completion of sale of the CCP, the future course of proceedings in Bankruptcy Court, and the likely outcome for the Company’s common shareholders. These forward-looking statements are based on current beliefs and expectations, and the Company assumes no obligation to update this information. The Company’s actual results may differ materially from those in the forward-looking statements due to various factors, including those discussed in the Company’s annual and periodic reports filed with the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Water Company

October 27, 2005	By:	Michael Patrick George

Name: Michael Patrick George
Title: Chairman, President, Chief Executive Officer, and Chief Financial Officer